Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-293054, 333-290116 and 333-289974 on Form S-8, Registration Statement Nos. 333-291128, 333-290133, 333-288067 and 333-287964 on Form S-1, and Registration Statement No. 333-281185 on Form S-3 of our report dated March 30, 2026, relating to the consolidated financial statements of DeFi Development Corp. appearing in this Annual Report on Form 10-K of DeFi Development Corp. for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.
Wolf & Company, P.C.
Boston, Massachusetts
March 30, 2026